Exhibit 99.1

CBAK Energy Reports Fourth Quarter and Full Year 2022 Unaudited Financial Results

--Net Revenues up 95.9% year over year in the fourth quarter –

--Net Revenues up 372.2% year over year in full year–

DALIAN, China, April 11, 2022 /PRNewswire/ — CBAK Energy Technology, Inc. (NASDAQ: CBAT) ("CBAK Energy," or the "Company") a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the fourth quarter and full year of 2022 ended December 31, 2022.

Fourth Quarter of 2022 Financial Highlights

●	Net revenues were $54.46 million, an increase of 95.9% from $27.80 million in the same period of 2021.

●	Net revenues from batteries used in light electric vehicles were $4.51 million, up by 1035.5% from $0.40 million in the same period of 2021.

●	Net revenues from batteries used in electric vehicles were $4.68 million, increased by 3,169.2% from $0.14 million in the same period of 2021.

●	Net revenues from uninterruptible supplies were $18.95 million, up by 101.7% from $9.40 million in the same period of 2021.

●	Net revenues from manufacturing and sales of raw materials were $26.33 million, up by 47.4% from $17.87 million in the same period of 2021.

●	Gross profit was $3.78 million, representing an increase of $2.74 million, or 263.1%, from gross profit of $1.04 million for the same period in 2021.

Full Year of 2022 Financial Highlights

●	Net revenues were $248.73 million, an increase of 372.2% from $52.67 million in 2021.

●	Net revenues from batteries used in light electric vehicles were $6.42 million, up by 775.2% from $0.73 million in 2021.

●	Net revenues from batteries used in electric vehicles were $4.69 million, increased by 1,824.2% from $0.24 million in 2021.

●	Net revenues from uninterruptible supplies were $83.60 million, up by 151.0% from $33.31 million in 2021.

●	Net revenues from manufacturing and sales of raw materials were $154.01 million, up by 762.1% from $17.87 million in 2021.

●	Gross profit was $18.10 million, an increase of 254.0% from $5.11 million in 2021.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented: “In 2022, we are pleased to see our revenues grow by 372.2% from the previous year to more than $200 million, despite the challenges posed by COVID-19 in China. We have secured partnerships with several key and internationally renowned clients in the industry, including those that we have chosen to not identify in public announcements so far to maintain our competitive edge. As of March 31, 2023, we have in total received orders worth $180 million to be delivered. With the market’s increasing recognition of our brand, we anticipate that our financial results will show further growth in 2023.”

Mr. Li continued: “In 2022, the price of lithium carbonate, a key raw material for lithium batteries, skyrocketed by about 300%, which is an important factor affecting our profitability in 2022. However, starting from 2023, its price declined quickly, and the momentum will remain. With that, we are optimistic about our financial outlook this year.”

Xiangyu Pei, Interim Chief Financial Officer of the Company, noted: “Our management team is dedicated to effectively controlling our expenses. In 2022, despite integrating a newly acquired raw material business, our sales and marketing expenses reduced by 12.77%, and our general and administrative expenses dropped by 2.89%. As we look ahead, we believe that we can deliver a better result in 2023.”

Fourth Quarter of 2022 Financial Results

Net revenues were $54.46 million, an increase of 95.9% from $27.80 million in the same period of 2021. This was driven mostly by strong sales of high-power lithium batteries and materials for use in manufacturing lithium battery.

Net Revenues by End-product Applications ($ thousands)	2021 Fourth Quarter	2022 Fourth Quarter	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptible supplies	$9,396	$18,948	101.7
Light electric vehicles	397	4,508	1,035.5
Electric vehicles	143	4,675	3,169.2
Segment 2
Materials for use in manufacturing of lithium battery cell
Precursor	9,139	17,076	86.8
Cathode	8,726	9,249	6.0
Trading of raw materials used in lithium batteries	2	2	-
Total	$27,803	$54,458	95.9

Cost of revenues was $50.67 million, an increase of 89.4% from $26.76 million in the same period of 2021. This was primarily due to increased net revenues.

Gross profit was $3.78 million, representing an increase of 263.1% from $1.04 million in the same period of 2021. Gross margin was 6.95%, an increase of 3.2% from 3.75% in the same period of 2021.

Total operating expenses were $12.61 million, an increase of 84.7% from $6.83 million in the same period of 2021. The increase in certain expense categories was largely due to increased investments in research and development and impairment charges on acquired Hitrans’ equipment and goodwill.

●	Research and development expenses were $2.64 million, an increase of 36.7% from $1.93 million in the same period of 2021.

●	Sales and marketing expenses were $-0.35 million, compared to the sales and marketing expenses of $1.04 million in the same period of 2021.

●	General and administrative expenses were $3.18 million, a decrease of 24.3% from $4.20 million in the same period of 2021.

●	Provision for doubtful accounts was $0.76 million, compared to the recovery of doubtful accounts of $0.34 million in the same period of 2021.

●	Impairment charge on property, plant and equipment was $4.83 million, compared to nil in the same period of 2021.

●	Impairment charge on goodwill was $1.56 million, compared to nil in the same period of 2021.

Operating loss was $8.83 million, compared to $5.79 million in the same period of 2021, representing a change of 52.6%.

Finance income, net was $0.42 million, decreased by 31.4% from $0.61 million in the same period of 2021.

Change in fair value of warrants was $1.01 million, compared to $4.63 million in the same period of 2021. The change in fair value of the warrants liability is mainly due to share price movement.

Net loss attributable to shareholders of CBAK Energy was $10.70 million, compared to net income attributable to shareholders of CBAK Energy of $9.16 million in the same period of 2021.

Net loss attributable to shareholders of CBAK Energy (after deducting change in fair value of warrants) was $11.71 million, compared to net income attributable to shareholders of CBAK Energy (after deducting change in fair value of warrants) of $4.53 million in the same period of 2021. The change was largely caused by the impairment charges on Hitrans’ equipment and goodwill.

Basic and diluted loss per share were both 0.12. In comparison, basic and diluted income per share in the same period of 2021 were both $0.1.

Full Year of 2022 Financial Results

Net revenues were $248.73 million, an increase of 372.2% from $52.67 million in 2022. This was primarily due to strong sales of high-power lithium batteries and materials for use in manufacturing lithium battery.

Net Revenues by End-product Applications ($ thousands)	2021	2022	% Change YoY
Segment 1
High power lithium batteries used in:
Uninterruptable supplies	$33,308	$83,603	150.7
Light electric vehicles	733	6,415	774.8
Electric vehicles	244	4,695	1,825.3
Segment 2
Materials for use in manufacturing of lithium battery cell
Precursor	9,139	78,680	760.9
Cathode	8,726	75,331	763.3
Trading of raw materials used in lithium batteries	520	2	-100
Total	$52,670	$248,726	372.2

Cost of revenues was $230.63 million, an increase of 384.9% from $47.56 million in 2021. This was primarily attributed to increased net revenues.

Gross profit was $18.10 million, an increase of 254.1% from $5.11 million in 2021. Gross margin was 7.28%, a decrease of 2.42% from 2021. The change in gross margin was primarily due to the increase in raw material prices in 2022.

Total operating expenses were $29.60 million, an increase of 75.9% from $16.82 million in 2021. The increase in certain expense categories was largely due to increased investments in research and development and impairment charges on acquired Hitrans’ equipment and goodwill.

●	Research and development expenses were $10.64 million, an increase of 101.6% from $5.27 million in 2021.

●	Sales and marketing expenses were $2.01 million, a decrease of 12.8% from $2.30 million in 2021.

●	General and administrative expenses were $9.74 million, a decrease of 2.9% from $10.03 million in 2021.

●	Provision for doubtful accounts was $0.83 million, compared to a recovery of doubtful accounts of $0.78 million in 2021.

●	Impairment charge on property, plant and equipment was $4.83 million, compared to nil in 2021.

●	Impairment charge on goodwill was $1.56 million, compared to nil in 2021.

Operating loss was $11.50 million, compared to $11.71 million in 2021, representing a decrease of 1.8%.

Finance income, net was $0.49 million, decreased by 37.4% from $0.78 million in 2021.

Change in fair value of warrants was $5.71 million, compared to $61.80 million in 2021. The change in fair value of the warrants liability is mainly due to share price movement.

Net loss attributable to shareholders of CBAK Energy was $9.45 million, compared to net income attributable to shareholders of CBAK Energy of $61.49 million in 2021.

Net loss attributable to shareholders of CBAK Energy (after deducting change in fair value of warrants) was $15.16 million, compared to a net loss attributable to shareholders of CBAK Energy (after deducting change in fair value of warrants) of $0.32 million in 2021. The change was largely caused by the impairment charges on Hitrans’ equipment and goodwill, as well as surging raw material prices in 2022.

Basic and diluted loss per share were both $0.11. In comparison, basic and diluted income per share in 2021 were both $0.70.

Conference Call

CBAK's management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Tuesday, April 11, 2023 (8:00 PM Beijing/Hong Kong Time on April 11, 2023).

For participants who wish to join our call online, please visit:

https://edge.media-server.com/mmc/p/cdtu7nz6

Participants who plan to ask questions at the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a unique pin and an email with detailed instructions.

Participant Online Registration:

https://register.vevent.com/register/BI235292f7ba7c4a2486c1eea774036480

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website:

https://edge.media-server.com/mmc/p/cdtu7nz6

The earnings release and the link for the replay are available at ir.cbak.com.cn.

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials for use in manufacturing high power lithium batteries. The applications of the Company's products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit www.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, that the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, the effects of the global Covid-19 pandemic or other health epidemics, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company's products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For investor and media inquiries, please contact:

CBAK Energy Technology, Inc.

Investor Relations Department

Mr. Thierry Jiewei Li

Phone: 86-18675423231

Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In $ except for number of shares)

	December 31, 2021	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$7,357,875	$6,519,212
Pledged deposits	18,996,749	30,836,864
Trade and bills receivable, net	49,907,129	27,413,575
Inventories	30,133,340	49,446,291
Prepayments and other receivables	12,746,990	5,915,080
Receivables from former subsidiary	2,263,955	5,518,052
Amount due from non-controlling interest, current	125,883	-
Amount due from related party, current	472,061	-
Income tax recoverable	47,189	57,934
Investment in sales-type lease, net	790,516	-

Total current assets	122,841,687	125,707,008

Property, plant and equipment, net	90,042,773	90,004,527
Construction in progress	27,343,092	9,954,202
Non-marketable equity securities	712,930	945,237
Prepaid land use rights	13,797,230	12,361,163
Intangible assets, net	1,961,739	1,309,058
Operating lease right-of-use assets, net	1,968,032	1,264,560
Investment in sales-type lease, net	838,528	-
Amount due from non-controlling interest, non-current	62,941	-
Deferred tax assets, net	1,403,813	2,486,979
Goodwill	1,645,232	-

Total assets	$262,617,997	$244,032,734

Liabilities
Current liabilities
Trade and bills payable	$65,376,212	$67,491,435
Short-term bank borrowings	8,811,820	14,907,875
Other short-term loans	4,679,122	689,096
Accrued expenses and other payables	22,963,700	25,605,661
Payable to a former subsidiary, net	326,507	358,067
Deferred government grants, current	3,834,481	1,299,715
Product warranty provisions	127,837	26,215
Warrants liability	5,846,000	136,000
Operating lease liability, current	801,797	575,496
Finance lease liability, current	-	844,297

Total current liabilities	112,767,476	111,933,857

Deferred government grants, non-current	6,189,196	5,577,020
Product warranty provisions	1,900,429	450,613
Operating lease liability, non-current	876,323	607,222
Accrued expenses and other payables, non-current	-	1,085,525
Total liabilities	121,733,424	119,654,237

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 88,849,222 issued and 88,705,016 outstanding as of December 31, 2021; and 89,135,064 issued and 88,990,858 outstanding as of December 31, 2022	88,849	89,135
Donated shares	14,101,689	14,101,689
Additional paid-in capital	241,946,362	246,240,998
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(122,498,259)	(131,946,705)
Accumulated other comprehensive loss	2,489,017	(8,153,644)
	137,358,169	121,561,984

Less: Treasury shares	(4,066,610)	(4,066,610)

Total shareholders’ equity	133,291,559	117,495,374
Non-controlling interests	7,593,014	6,883,123
Total equity	140,884,573	124,378,497

Total liabilities and shareholder’s equity	$262,617,997	$244,032,734

CBAK Energy Technology, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In $ except for number of shares)

	Year ended	Year ended
	December 31, 2021	December 31, 2022
Net revenues	$52,669,733	$248,725,485
Cost of revenues	(47,559,243)	(230,630,161)
Gross profit	5,110,490	18,095,324
Operating expenses:
Research and development expenses	(5,274,316)	(10,635,486)
Sales and marketing expenses	(2,301,720)	(2,007,812)
General and administrative expenses	(10,027,349)	(9,737,711)
Impairment charge on property, plant and equipment	-	(4,831,708)
Impairment charge on goodwill	-	(1,556,078)
Recovery of (provision for) doubtful accounts	780,389	(831,132)
Total operating expenses	(16,822,996)	(29,599,927)
Operating loss	(11,712,506)	(11,504,603)
Finance income, net	784,880	491,060
Other income (expenses), net	3,644,363	(7,252,475)
Impairment of non-marketable equity securities	(692,639)	-
Changes in fair value of warrants liability	61,802,000	5,710,000
Income (loss) before income tax	53,826,098	(12,556,018)
Income tax credit, net	7,733,046	1,228,207
Net income (loss)	61,559,144	(11,327,811)
Less: Net (income) loss attributable to non-controlling interests	(73,092)	1,879,365
Net income (loss) attributable to shareholders of CBAK Energy Technology, Inc.	$61,486,052	$(9,448,446)

Net income (loss)	61,559,144	(11,327,811)
Other comprehensive income (loss)
– Foreign currency translation adjustment	2,725,768	(11,189,175)
Comprehensive income (loss)	64,284,912	(22,516,986)
Less: Comprehensive (income) loss attributable to non-controlling interests	(70,234)	2,425,879
Comprehensive income (loss) attributable to CBAK Energy Technology, Inc.	$64,214,678	$(20,091,107)

Income (Loss) per share
– Basic	$0.70	$(0.11)
– Diluted	$0.70	$(0.11)

Weighted average number of shares of common stock:
– Basic	87,605,493	88,927,671
– Diluted	87,884,357	88,927,671

*	Less than $0.01 per share